UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2013

PARKER-HANNIFIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (216) 896-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Parker-Hannifin Corporation (the "Company") is filing this Amendment No. 1 to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission on August 6, 2013 (the "Form 8-K") to correct a transcription error contained in Exhibit 99.2 in the previously filed Form 8-K. This Amendment No. 1 amends and restates the Form 8-K in its entirety.

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure”

On August 6, 2013, Parker-Hannifin Corporation issued a press release and presented a Webcast announcing earnings for the quarter ended June 30, 2013. The press release contains references to sales growth excluding the effects of acquisitions and currency exchange rates and the effect on cash flows from operating activities as a percent of sales of a discretionary pension plan contribution. The effects of acquisitions, currency exchange rates and the discretionary pension plan contribution are removed to allow investors and the company to meaningfully evaluate changes in sales and cash flows from operating activities as a percent of sales on a comparable basis from period to period. A copy of the press release is filed as Exhibit 99.1 to this report. A copy of the Webcast presentation is filed as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

99.1    Press release issued by Parker-Hannifin Corporation, dated August 6, 2013.

99.2    Webcast presentation by Parker-Hannifin Corporation, dated August 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION
By: /s/ Jon P. Marten
Jon P. Marten
Executive Vice President - Finance and
Administration and Chief Financial Officer

Date: August 13, 2013